UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

ZEVOTEK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

333-137210 (Commission File Number)	05-0630427 (IRS Employer Identification No.)
19 Sylvan Avenue, Second Floor Englewood Cliffs, New Jersey (principal executive offices)	07632 (Zip Code)

(201) 820-0357
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01                       Changes in Registrant’s Certifying Accountant.

Dismissal of Former Certifying Accountants.  On August 27, 2012, the registrant dismissed its independent auditor, RBSM LLP (“RBSM LLP”), which dismissal was reported in our Current Report filed on August 27, 2012.

RBSM LLP’s reports on the registrant’s financial statements for the year ended June 30, 2011, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that RBSM LLP’s reports on the registrant’s Form 10-K for the year ended June 30, 2011, raised substantial doubt about its ability to continue as a going concern.

The decision to dismiss RBSM LLP was recommended by the registrant’s board of directors.

During the two most recent fiscal years and any subsequent interim period through August 27, 2012, there have not been any disagreements between the registrant and RBSM LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

Engagement of New Certifying Accountants.  On August 27, 2012, the registrant engaged M & K CPAs PLLC, certified public accountants, (“M & K CPAs”) as the registrant’s independent accountants to report on the registrant’s balance sheet as of June 30, 2012, and the related combined statements of income, stockholders’ equity and cash flows for the years then ended.  The decision to appoint M & K CPAs was approved by the registrant’s Board of Directors.  See our Current Report filed with the Commission on August 27, 2012.

During the registrant’s two most recent fiscal years and any subsequent interim period prior to the engagement of M & K CPAs, neither the registrant nor anyone on the registrant’s behalf consulted with M & K CPAs regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The registrant has provided RBSM LLP with a copy of the disclosures it is making in this current report, which RBSM LLP has received no later than the day that the disclosures are filed with the Commission.  The registrant requested that RBSM LLP furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in response to Item 304(a) of Regulation S-K, and, if not, stating the respects in which it does not agree.  Inasmuch as RBSM LLP’s letter is unavailable at the time of the filing this report, the registrant has requested RBSM LLP to provide the letter as promptly as possible so that the registrant can file the letter with the Commission within ten business days after the filing of this report.  Notwithstanding the ten business day period, the registrant shall file the letter by amendment within two business days of receipt; if the letter is received on a Saturday, Sunday or holiday on which the Commission is not open for business, then the two business day period shall begin to run on and shall include the first business day thereafter.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.  Not applicable.

(b)           Pro forma financial information.  Not applicable.

(c)           Shell company transaction.  Not applicable.

(d)           Exhibits.  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2012	ZEVOTEK, INC.

By /s/ Jason Ryu
Jason Ryu, Chief Executive Officer